Exhibit 99.1

Creative Realities Announces Proposed Public Offering of Common Stock

LOUISVILLE, Ky., Aug. 16, 2023 (GLOBE NEWSWIRE) -- Creative Realities, Inc. ("Creative Realities," "CRI," or the "Company") (NASDAQ: CREX, CREXW), a leading provider of digital signage solutions, today announced that it intends to offer and sell shares of its common stock (or pre-funded warrants in lieu thereof) in a “reasonable best efforts” public offering. All of the securities to be sold in the offering are to be offered by Creative Realities. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include repayment of principal on the Company’s indebtedness, capital expenditures, and funding our working capital needs.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering on a reasonable best-efforts basis.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-272202) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on June 6, 2023. The offering will be made only by means of a prospectus supplement and accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that CRI may file with the SEC. The preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that CRI has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about CRI and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Creative Realities, Inc.

Creative Realities helps clients use place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. The Company designs, develops and deploys digital signage experiences for enterprise-level networks, and is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to retail, automotive, digital-out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues.

With its recent acquisition of Reflect Systems, Inc. (“Reflect”), a leading provider of digital signage software platforms, the Company is poised to extend its product and service offering and accelerate growth in SaaS revenue. While Reflect provided a broad range of digital signage solutions, Reflect’s flagship products are the market-leading ReflectView digital signage platform and Reflect AdLogic ad management platform. ReflectView is the industry’s most comprehensive, scalable, enterprise-grade digital signage platform, powering enterprise customer networks. Meanwhile, Reflect AdLogic has become the benchmark for digital signage powered ad networks, delivering nearly 50 million ads daily. The acquisition of Reflect also brought to the Company a media sales division with the expertise and relationships to help any digital signage venue owner develop and execute a monetization plan for their network.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, among other things, statements regarding the completion of the proposed offering and the anticipated use of proceeds from the offering. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks include uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering and other risks that are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2023, and the Company’s subsequent filings with the SEC. Important factors, among others, that may affect actual results or outcomes include: our ability to effectively integrate Reflect’s business operations, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, our ability to remain listed on the Nasdaq Capital Market, our ability to realize the revenues included in our future guidance and backlog reports, our ability to satisfy our upcoming debt obligations and other liabilities, the ability of the Company to continue as a going concern, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services, including those as a result of the COVID-19 pandemic. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Christina Davies

cdavies@ideagrove.com

ir@cri.com

https://investors.cri.com